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                                                                   EXHIBIT 10.2


                            MUTUAL RELEASE AGREEMENT


         THIS MUTUAL RELEASE AGREEMENT ("Release Agreement") is made and entered into effective as of November 21, 1996 by and among SEARCH CAPITAL GROUP, INC., a Delaware corporation ("Search"), GEORGE C. EVANS ("Evans"), CRAIG HALL ("Hall"), LARRY LEVEY ("Levey"), HALL FINANCIAL GROUP, INC. ("HFG"), a Delaware corporation, PHOENIX/INWOOD CORPORATION ("PIC"), a Texas corporation, and HALL PHOENIX/INWOOD, LTD. ("HPI"), a Texas limited partnership. (Hall, Levey, HFG, PIC, and HPI are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder").

                                    RECITALS

         WHEREAS, the Stockholders own, either jointly or severally, the "Stockholder Search Securities" (as defined below).

         WHEREAS, certain disputes have arisen between Search and the Stockholders and certain lawsuits have been filed regarding such disputes in both Delaware and Texas.

         WHEREAS, Search and the Stockholders have agreed to resolve such disputes and lawsuits as more fully set forth in that certain Compromise and Settlement Agreement dated November ___, 1996 ("Settlement Agreement") by and among Search and the Stockholders.

         WHEREAS, pursuant to the Settlement Agreement, Search and the Stockholders have agreed to enter into this Mutual Release Agreement on the terms and conditions below.

         NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants, payments of money or other consideration, and agreements set forth below, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties hereto agree as follows:

1. DEFINITIONS Capitalized terms used in this Release Agreement shall have the meaning set forth in the Settlement Agreement except for the capitalized terms specifically set forth below:

         a. "Effective Date" means the date upon which the Settlement Agreement and this Release Agreement have been fully signed by all of the parties hereto.

         b. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         c. "Search Affiliate" means each "affiliate" or "associate" of Search (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such person or entity is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of
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either Search or any Search Affiliate; excluding, however, the Stockholders and any Stockholder Affiliate.

         d. "Search Group" means Search, all Search Affiliates, and all officers, directors, employees, shareholders, consultants, agents, representatives, successors and assigns, of either Search or any Search Affiliate.

         e. "Search Securities" means all common stock, convertible preferred stock, warrants, and debentures (whether senior or subordinated, secured or unsecured, convertible or nonconvertible), and any other securities, which have been issued prior to the Effective Date and/or which are issued during the Standstill Period, by Search or any member of the Search Group.

         f. "Stockholder Affiliate" means each "affiliate" or "associate" of a Stockholder (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such person or entity is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either a Stockholder or any Stockholder Affiliate; excluding, however, Search and any Search Affiliate.

         g. "Stockholder Documents" means any and all agreements, contracts or other arrangements to which a Stockholder and/or a Stockholder Affiliate is a party along with Search and/or a Search Affiliate.

         h. "Stockholder Search Securities" means all Search Securities owned, possessed, or acquired by all of the Stockholders and/or any Stockholder Affiliate prior to the Effective Date.

         i. "Lawsuits" means Craig Hall and Larry E. Levey v. Search Capital Group, Inc., C.A. No. 15264, pending in the Court of Chancery of the State of Delaware in and for New Castle County, and Search Capital Group, Inc. v. Hall Financial Group, Inc., Phoenix/Inwood Corp., Hall Phoenix/Inwood, Ltd., Craig Hall and Larry Levey, No. 9611254, pending in the 162nd Judicial District, Dallas County, Texas.

2. Stockholder Release. For the purposes and considerations set forth in the Settlement Agreement, the Stockholders and the Stockholder Affiliates, do hereby compromise, settle and fully release, acquit, and forever discharge, the Search Group, as well as all persons (whether natural, corporate, or otherwise) in privity with them, including all of their predecessors and successors, affiliates, corporate subsidiaries, divisions, any of their present and former officers, directors, employees, agents, representatives, independent contractors, attorneys, assigns and insurers, from any and all claims, demands, damages, actions, causes of action, liability, expense, losses, costs or attorneys fee of any and every nature, known or unknown, suspected or unsuspected, fixed or contingent, either in or arising out of the law of contract or torts, whether arising under statutory law or

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common law, federal law or state law, at law or in equity, arising out of any act, omission, representation, communication, conduct or other matter occurring prior to the Effective Date of the Settlement Agreement, specifically including, but not limited to: any matter arising out of or in any way related to the acts, facts, transactions, occurrences, representations, or omissions set forth or alleged in the Lawsuits, or which could have been set forth or alleged in the Lawsuits; any claims regarding alleged mismanagement of Search and/or any other member of the Search Group; claims for alleged abdication of authority; claims for alleged self-dealing; claims for alleged breach of fiduciary duty; claims for alleged fraud in the inducement; claims for alleged fraud (both statutory and common law); claims for indemnity; claims for alleged tortious interference; claims for alleged misrepresentation; claims for alleged failure to disclose; claims for alleged defamation; claims under Section 220(d) of the Delaware General Corporation Law; claims under federal securities law (including, but not limited to, the Exchange Act and/or alleged rights of rescission under the Securities Act of 1933) or blue sky laws; claims for sanctions; and any and all claims arising out of the activities and conduct of Search and/or any other member of the Search Group prior to the Effective Date.

3. Search Group Releases. For the purpose and considerations set forth in the Settlement Agreement, Search, Evans, and the Search Affiliates, do hereby compromise, settle and fully release, acquit, and forever discharge, the Stockholders and Stockholders Affiliates, as well as all persons (whether natural, corporate, or otherwise) in privity with them, including all of their predecessors and successors, affiliates, corporate subsidiaries, divisions, any of their present and former officers, directors, employees, agents, representatives, independent contractors, attorneys, assigns and insurers, from any and all claims, demands, damages, actions, causes of action, liability, expense, losses, costs or attorneys fee of any and every nature, known or unknown, suspected or unsuspected, fixed or contingent, either in or arising out of the law of contract or torts, whether arising under statutory law or common law, federal law or state law, at law or in equity, arising out of any act, omission, representation, communication, conduct or other matter occurring prior to the Effective Date of the Settlement Agreement, specifically including, but not limited to: any matter arising out of or in any way related to the acts, facts, transactions, occurrences, representations, or omissions set forth or alleged in the Lawsuits, or which could have been set forth or alleged in the Lawsuits; claims for alleged greenmail; claims for alleged breach of fiduciary duty; claims for alleged fraud (both statutory and common law); claims for indemnity; claims for alleged tortious interference; claims for wrongful termination; claims for alleged failure to disclose; claims for alleged defamation; claims for alleged misrepresentation; claims under Section 220(d) of the Delaware General Corporation Law; claims under federal securities law (including, but not limited to, the Exchange Act and claims related to the filing of and/or disclosures in the 13D statement(s)) or blue sky laws; claims for

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sanctions; and any and all claims arising out of the Stockholders'
activities and conduct with respect to their ownership of securities in and/or position as members of the board of directors of Search Capital Group, Inc.

4. No Assignment of Claims. The Stockholders and Search Group expressly warrant to each other that no claims, demands, controversies, actions, causes of action, liability, damages, injuries, losses or other rights which are mentioned in the Release Agreement or in the Settlement Agreement have been assigned, conveyed, or in any other manner transferred to any other person or entity.

5. Partial Invalidity. Should any of the parts, terms, clauses or provisions of this Release Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, clauses and provisions shall not be affected thereby and said invalid or illegal part, term, clause or provision shall be deemed not to be a part of the Release Agreement.

6. Choice of Law. Search and the Stockholders agree that this Release Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7. Full Authority. Each party hereto represents, warrants and covenants that such party has the full power and authority to enter into and execute this Release Agreement and carry out its terms and conditions, and upon signing this Release Agreement, that this Release Agreement shall be a binding obligation on such party, enforceable with the terms and conditions of the Release Agreement and the terms and conditions of the Settlement Agreement.

8. Review by Counsel. Search and the Stockholders acknowledge that this Release Agreement has been reviewed by their respective counsel and that they are voluntarily executing the same as their free act and deed for the purposes herein stated.

9. No Release. Notwithstanding any other provision herein to the contrary or apparently to the contrary, nothing in this Release Agreement shall be construed as releasing any party from such party's obligations as set forth in the Settlement Agreement.

10. Counterparts. This Release may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Release shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

11. No Admission of Liability. It is understood and agreed that this Release Agreement is being executed in connection with the

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settlement and compromise of doubtful and disputed claims, and that the payment received by the Stockholders shall not be construed as an admission of liability on the part of Search nor any member of the Search Group, by whom liability is expressly denied. All parties to this Release Agreement expressly deny any liability.

12. Voluntary Acceptance. The parties hereby declare that the terms of this Release Agreement have been completely read and are fully understood and are voluntarily accepted for the purpose of making a full and final compromise, adjustment and settlement of any and all claims, disputed or otherwise, on account of the alleged injuries and damages above mentioned, and for the express purpose of precluding forever any further or additional claims of the parties arising out of their relationships prior to the date of the execution of this Release Agreement.

13. No Precedent. All parties agree that this Release Agreement shall not be used as a precedent in any other claim, suit, cause or hearing. Any attempt to use this release as a precedent for any other case shall be considered a material breach of the Agreement and shall subject the breaching party to liability as to the non-breaching party for damages.

14. Arms Length. This Release Agreement was entered into in good faith based upon arms length negotiation between the parties and their counsel.

    IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement effective as of the date set forth above in the preamble to this Release Agreement.

    PLEASE READ THIS DOCUMENT CAREFULLY; IT RELEASES CLAIMS.

                              SEARCH CAPITAL GROUP, INC.


                              By     /s/ Robert D. Idzi
                                 ------------------------
                              Title: Senior EVP & CFO


                                      /s/ George C. Evans
                              ----------------------------
                              GEORGE C. EVANS

                                      /s/ Craig Hall
                              ----------------------------
                              CRAIG HALL


                                      /s/ Larry Levey
                              ----------------------------
                              LARRY LEVEY

                              HALL FINANCIAL GROUP, INC.


                              By     /s/ Larry Levey
                                 ------------------------
                              Title:   Vice President


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                              PHOENIX/INWOOD CORPORATION


                              By    /s/ Larry Levey
                                 -----------------------
                              Title:   Vice President


                              HALL PHOENIX/INWOOD, LTD.


                              By    /s/ Larry Levey
                                 -----------------------
                              Title:   Vice President